EXHIBIT 23.3 (Consent of Salberg & Company, P.A., Independent Registered Public Accounting Firm for incorporation by reference of their report into Form S-8 filed herewith)


            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Onscreen Technologies, Inc. of our report dated February 13, 2006 on the financial statements of Onscreen Technologies, Inc. as of December 31, 2005 and for the years ended December 31, 2005 and 2004.



  /s/
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SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 23, 2006